Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Janus International Group, Inc.

Temple, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2023, relating to the consolidated financial statements of Janus International Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Atlanta, Georgia

April 24, 2023